EXHIBIT 15
                             ARTHUR ANDERSEN LLP


To Jacobson Stores Inc.:

We are aware that Jacobson Stores Inc. has incorporated by reference in its Form S-8 Registration Statements File Nos. 2-88295, 033-53469 and 333-31989 and Form S-2 File No. 33-10532 its Form 10-Q for the quarter ended May 2, 1998, which includes our report dated May 15, 1998, covering the unaudited interim condensed consolidated financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, that report is not considered a part of the registration statement prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.


                                            Very truly yours,

                                           /s/  Arthur Andersen LLP
                                           ------------------------
                                           ARTHUR ANDERSEN LLP

Detroit, Michigan
June 12, 1998